UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 26, 2008

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 615-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2008, TriQuint Semiconductor, Inc., (the “Company”) announced that on June 17, 2008 the Company’s Board of Directors appointed Steven R Grant as its new Vice President of Worldwide Operations, effective July 16, 2008. Mr. Grant, age 49, is highly experienced in semiconductor manufacturing and engineering. Prior to joining TriQuint, he spent 27 years at Intel Corporation, a semiconductor company, and was most recently Vice President of Intel’s Technology and Manufacturing Group in Oregon since 2001. During his Intel tenure, he managed the Fab manufacturing network and was key to driving the manufacturing structure and efficiency improvements to record performance levels. Mr. Grant holds a Bachelor of Science in Material Science from the University of Illinois.

In connection with Mr. Grant’s appointment as Vice President of Worldwide Operations, Mr. Grant entered into an Employment Agreement dated May 30, 2008, under which Mr. Grant will be entitled to receive an annual base salary of $275,000 and will participate in the Company’s Key Incentive Plan with a target bonus of 50% of his base salary. In addition, Mr. Grant will receive a sign on bonus of $40,000. Upon commencement of his employment, Mr. Grant will be granted options to purchase 300,000 shares of the Company’s stock. The stock options will vest over 48 months with 25% vesting on the first quarterly vest date following twelve months of Mr. Grant’s employment with the Company. The remaining 75% of the award will vest in equal installments of 6.25% over the next 12 quarterly vest dates. Mr. Grant’s stock options are subject to accelerated vesting in certain circumstances upon the occurrence of a change of control of the Company. In addition, in the event of termination without cause or resignation for good reason Mr. Grant will be entitled to receive a lump sum payment equivalent to 12 months of base salary, less appropriate tax withholding, paid within 30 days of termination. Under the Employment Agreement, Mr. Grant is entitled to receive employee benefits in accordance with the Company’s policies.

A copy of the Employment Agreement is attached as exhibit 10.1 hereto and is incorporated by reference herein. A copy of the press release announcing Mr. Grant’s appointment is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Employment Agreement dated as of May 30, 2008 by and between TriQuint Semiconductor, Inc. and Steven R. Grant

99.1	Press release of TriQuint Semiconductor, Inc. dated June 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ STEVEN J. BUHALY
Steven J. Buhaly
Chief Financial Officer

Date: June 26, 2008

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Employment Agreement dated as of May 30, 2008 by and between TriQuint Semiconductor, Inc. and Steven R. Grant

99.1	Press release of TriQuint Semiconductor, Inc. dated June 26, 2008